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                                                                  Exhibit 3.25

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 06/06/1991
751157066-2262536



                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   ISP 9 CORP.

                        PURSUANT TO SECTIONS 228 AND 242
                         OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

                  Stephen A. Block, Senior Vice President of ISP 9 Corp. (the "Corporation"), does hereby certify as follows:

                  1. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on the 8th day of May 1991.

                  2. The Corporation elects, pursuant to Section 242 of the General Corporation Law of the State of Delaware, to amend article "FIRST" of the Certificate of Incorporation to read in its entirety as follows:

                  "FIRST: The name of the Corporation is ISP Environmental Services Inc."


                  3. Such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, by the written consent, in accordance with the provisions of
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Section 228 of such statute, of the holder of all outstanding stock entitled to vote thereon.

                  IN WITNESS WHEREOF, the Corporation has duly caused this Certificate of Amendment to be executed on its behalf by its Senior Vice President and attested by its Assistant Secretary, this 28th day of May, 1991.

                                   ISP 9 CORP.



                                   By:    /s/ Stephen A. Block
                                        ________________________________________
                                         Stephen A. Block
                                         Senior Vice President

Attest:

  /s/ Deborah D. Lawson
________________________________________
Deborah D. Lawson
Assistant Secretary


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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 05/08/1991
751128016-2262536



                          CERTIFICATE OF INCORPORATION

                                       OF

                                   ISP 9 CORP.

                  THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

                  First: The name of the Corporation is ISP 9 Corp.

                  Second: The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                  Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

                  Fourth: The total number of shares of capital stock which the Corporation shall have authority to issue is 100, all of which shares shall be Common Stock having a par value of $.001.

                  Fifth: The name and mailing address of the incorporator is Donald Whittaker, c/o Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153.

                  Sixth: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in these articles of incorporation, by-laws of the Corporation may be adopted, amended or replealed by a majority of the board of directors of the Corporation, but any by-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

                  Seventh: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional
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misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of the Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                  (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 8th day of May, 1991.

                                     /s/ Donald Whittaker
                                     ___________________________________________
                                     Donald Whittaker
                                     Sole Incorporator



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